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                                                     RSS027DA.WP5

                  SECOND AMENDED AND RESTATED
                   ARTICLES OF INCORPORATION
                               OF
                AMERICAN FREIGHTWAYS CORPORATION

       The   undersigned  President  and  Secretary   of   American

Freightways  Corporation (the "Corporation"), hereby  certify  that the  Corporation has duly adopted these Second Amended and Restated

Articles of Incorporation as set forth below.

      1.    The  name  of this Corporation is American  Freightways

Corporation (the "Corporation").

     2.   The street address of the Corporation's registered office

is  2200  Forward Drive, Harrison, Arkansas 72601, and the name  of the  registered agent of the Corporation at that address  shall  be

Tom Garrison.

      3.    The  nature of the business of the Corporation and  the

primary  object or purposes proposed to be transacted, promoted  or carried on by it, are as follows:

          (a)  To acquire and own property, both real and personal,

including   common   stock   or  other  beneficial   interests   in

corporations,  associations, trusts and other  forms  of  business,

whether incorporated or unincorporated, and to provide services  to or  for such businesses, and to engage in businesses related to any such  businesses,  and  to do any and all  lawful  acts  necessary,

convenient,  and advisable or desirable that may be  incidental  or pertinent to such businesses.

           (b)   To  conduct  any  other  business  enterprise  not

contrary to law.
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          (c)  To buy, sell, lease, use, develop, mortgage, improve

and  otherwise deal in and dispose of all types of real or personal property in connection with the conduct of business carried  on  by the Corporation.

           (d)   To  exercise all of the powers enumerated  in  the

Arkansas  Business  Corporation  Act  of  1987  (the  "Act"),   the

Corporation elects to be governed by the Act.

      4.   The total amount of the authorized capital stock of this

Corporation  is two hundred fifty million (250,000,000)  shares  of common stock with one cent ($.01) par value each.

     5.   The name and post office address of the incorporator was:

               NAME                POST OFFICE ADDRESS

          Gene C. Campbell         P.O. Box 729
                                   Harrison, AR  72602

      6.    (a)   The number of directors constituting  the  entire

Board  shall be not less than nine nor more than fifteen  as  fixed from  time  to  time  by vote of a majority of  the  entire  Board,

provided,  however, that the number of directors  constituting  the entire  Board shall be nine until otherwise fixed by a majority  of the entire Board.

           (b)   The Board of Directors shall be divided into three

classes,  as  nearly equal in numbers as the then total  number  of directors  constituting the entire Board permits with the  term  of office of one class expiring each year.  At the 1995 annual meeting of  stockholders, directors of the first class shall be elected  to
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hold  office  for  a  term expiring at the next  succeeding  annual meeting,  directors of the second class shall be  elected  to  hold office  for a term expiring at the second succeeding annual meeting and  directors of the third class shall be elected to  hold  office

for  a  term expiring at the third succeeding annual meeting.   Any

vacancies  in  the  Board  of Directors for  any  reason,  and  any

directorship  resulting  from  any  increase  in  the   number   of

directors,  shall be filled exclusively by the Board of  Directors,

acting by a majority of the directors then in office, although less than  a quorum, and any director so chosen shall hold office  until the  next election of the class for which such director shall  have been  chosen or until the expiration of the term of the director(s)

whom  such  director(s)  replaced, as  applicable,  and  until  his

successor  shall  be  elected  and  qualified.   Subject   to   the

foregoing, at each annual meeting of stockholders the successors to the  class  of  directors whose term shall  then  expire  shall  be elected  to hold office for a term expiring at the third succeeding annual meeting.

           (c)   Notwithstanding  any  other  provisions  of  these

Articles  of  Incorporation or the By-Laws of the Corporation  (and

notwithstanding  the  fact  that  some  lesser  percentage  may  be specified by law, these Articles of Incorporation or the By-Laws of the Corporation), any director or the entire Board of Directors  of the  Corporation may be removed at any time, but only for cause and only  by the affirmative vote of the holders of 66 2/3% or more  of
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the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders  called for  that  purpose.  "Cause" shall mean that a court  of  competent jurisdiction  shall have definitely concluded that a  director  has engaged  in  fraudulent  or dishonest conduct  or  gross  abuse  of authority or discretion with respect to the Corporation.

            (d)   Notwithstanding  any  other  provision  of  these

Articles of Incorporation or the By-Laws of the Corporation (and in

addition  to  any  other vote that may be required  by  law,  these

Articles of Incorporation or By-Laws), the affirmative vote of  the holders  of  at  least 66 2/3% of the outstanding  shares  of  each voting  group of the Corporation entitled to vote with  respect  to such matter shall be required to amend, alter, repeal or adopt  any provision  inconsistent with any provision of Article  6  of  these

Articles of Incorporation.

      7.    (a)  The Corporation shall indemnify any person who was

or  is  a  party  or  is  threatened to be  made  a  party  to  any threatened,  pending  or  completed  action,  suit  or  proceeding,

whether  civil,  criminal, administrative or  investigative  (other than an action by or in the right of the Corporation) by reason  of the  fact that he is or was a director, officer, employee or  agent of  the  Corporation, or is or was serving at the  request  of  the

Corporation  as a director, officer, employee or agent  of  another

Corporation, partnership, joint venture, trust or other enterprise,
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against expenses (including attorneys' fees), judgments, fines  and amounts paid in settlement actually and reasonably incurred by  him in  connection with such action, suit or proceeding if he acted  in good  faith and in a manner he reasonably believed to be in or  not opposed to the best interests of the Corporation, and, with respect to  any  criminal action or proceeding, had no reasonable cause  to believe  his conduct was unlawful.  The termination of any  action,

suit  or proceeding by judgment, order, settlement, conviction,  or upon  a  plea of nolo contendere or its equivalent, shall  not,  of itself,  create a presumption that the person did not act  in  good faith and in a manner which he reasonably believed to be in or  not opposed  to  be  the best interests of the Corporation,  and,  with respect to any criminal action or proceeding, had reasonable  cause to believe that his conduct was unlawful.

           (b)  The Corporation shall indemnify any person who  was

or  is  a  party  or  is  threatened to be  made  a  party  to  any threatened, pending or completed action or suit by or in the  right of  the Corporation to procure a judgment in its favor by reason of the  fact that he is or was a director, officer, employee or  agent of  the  Corporation, or is or was serving at the  request  of  the

Corporation  as a director, officer, employee or agent  of  another

Corporation, partnership, joint venture, trust or other  enterprise

against   expenses   (including  attorneys'  fees)   actually   and

reasonably  incurred  by  him in connection  with  the  defense  or settlement of such action or suit if he acted in good faith and  in
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a manner he reasonably believed to be in or not opposed to the best interests  of  the  Corporation and except that no  indemnification shall  be made in respect of any claim, issue or matter as to which

such  person  shall  have  been  adjudged  to  be  liable  to   the

Corporation unless and only to the extent that the court  in  which such  action  or suit was brought shall determine upon  application that,  despite  the adjudication of liability but in  view  of  all circumstances  of  the case, such person is fairly  and  reasonably entitled to indemnity for such expenses which such court shall deem proper.

           (c)  To the extent that a director, officer, employee or

agent  of  the  Corporation has been successful on  the  merits  or otherwise in defense of any action, suit or proceeding referred  to in  paragraph  (a)  or (b), or in defense of any  claim,  issue  or matter therein, he shall be indemnified against expenses (including attorneys'  fees)  actually  and  reasonably  incurred  by  him  in connection therewith.

           (d)   Any  indemnification under paragraph  (a)  or  (b)

(unless  ordered by a court) shall be made by the Corporation  only as  authorized  in  the  specific case upon  a  determination  that indemnification  of  the director, officer, employee  or  agent  is proper  in  the  circumstances because he has  met  the  applicable

standards  of  conduct set forth in paragraphs (a)  or  (b).   Such

determination  shall be made (1) by the Board  of  Directors  by  a majority  vote  of a quorum consisting of directors  who  were  not
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parties to such action, suit or proceeding, or (2) if such a quorum is  not  obtainable,  or,  even  if  obtainable,  if  a  quorum  of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

           (e)   Expenses (including attorneys' fees)  incurred  in

defending  a  civil or criminal action, suit or proceeding  may  be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or  on behalf  of  the director, officer, employee or agent to repay  such amount if it shall ultimately be determined that he is not entitled to  be indemnified by the Corporation as authorized in this Article

7.

          (f)  The indemnification provided by this Article 7 shall

not  be  deemed  exclusive  of  any other  rights  to  which  those indemnified  may  be entitled under any bylaw, agreement,  vote  of shareholders or disinterested directors or otherwise,  both  as  to action  in  his  official  capacity and as  to  action  in  another capacity  while  holding such office, and shall continue  as  to  a person who has ceased to be a director, officer, employee or  agent and  shall  inure  to  the  benefit of  the  heirs,  executors  and administrators of such a person.

           (g)   The  Corporation shall have power to purchase  and

maintain  insurance  on  behalf of any  person  who  is  or  was  a director, officer, employee or agent of the Corporation, or  is  or was  serving at the request of the Corporation, partnership,  joint
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venture,  trust or other enterprise against any liability  asserted against him and incurred by him in any such capacity or arising out of  his  status as such, whether or not the Corporation would  have the  power  to  indemnify  him against  such  liability  under  the provisions of this Article 7.

           (h)   The  powers  and  duties  of  the  Corporation  to

indemnify  any person under this Article 7 shall apply  with  equal force  whether  an  action, suit, or proceeding  is  threatened  or commenced in this State or outside this State.

      8.    No member of the Board of Directors shall be liable  to

the  Corporation  or  the shareholders of the Corporation  for  any monetary  damages  for breach of his duty as a  director,  provided that this provision shall not eliminate or limit the liability of a director:

           (a)  for any breach of the director's duty of loyalty to

the Corporation or its shareholders;

           (b)   for  acts or omissions not in good faith or  which

involve intentional misconduct or a knowing violation of law;

          (c)  for liability under Ark. Code Ann.  4-27-833;

           (d)  for any transaction from which the director derived

an improper personal benefit;

           (e)  for any action, omission, transaction, or breach of

a  director's duty creating any third-party liability to any person or entity other than the Corporation or shareholder; or
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           (f)  for any act or omission occurring prior to the date

of filing these Amended and Restated Articles of Incorporation with the Secretary of State.

     9.   Shareholders of the Corporation shall not have preemptive

rights.

      10.   Unless  the  Act provides otherwise, a  quorum  at  any

meeting of the shareholders of the Corporation shall consist  of  a

majority  of  the  votes  entitled  to  be  cast  on  the   matter,

represented in person or by duly authorized proxy at such meeting.

      11.   In any election of directors, the shareholders  of  the

Corporation shall not be entitled to cumulative voting rights.

     EXECUTED this ___ day of April, 1995.



                              /s/F.S. Garrison________________
                              F. S. Garrison, Chairman,
President and Chief Executive
Officer


                              /s/Tom Garrison_________________
                              Tom Garrison, Secretary-
Treasurer, Vice President